                                                                Exhibit 10.2
IBM Letterhead

August 13, 2002

Jerome C. Artigliere
Chief Operating Officer
Applied Digital Solutions, Inc.
218 Royal Palm Way, Suite 201
Palm Beach, Florida 33480

     Re:      Waiver
Dear Mr. Artigliere:

     This letter confirms the agreement between Applied Digital Solutions, Inc. ("ADS") and IBM Credit Corporation ("IBM" together with ADS, the "Parties"), with respect to the matters referenced herein.

     On or about July 31, 2002, ADS requested a waiver from IBM of certain existing defaults under the Third Amended and Restated Term Credit Agreement entered into by the Parties on March 1, 2002. On August 13, 2002, IBM agreed to such waiver (the "Waiver") pursuant to the terms and conditions set forth in the attached e-mail communication between Jerome C. Artigliere and Bruce Gordon dated August 13, 2002 (the "E-mail").

     Due to the unavailability of IBM's attorneys, the Parties agree that they will document the Waiver in a formal writing between the Parties by no later than Wednesday, August 21, 2002, incorporating substantially the same terms and conditions as are set forth in the E-mail.

     The signature below signifies IBM's agreement to the above. Please sign in the space provided below to indicate ADS's acceptance.

                                              Very Truly Yours,

                                              /s/[B. Flanagan]

The above letter agreement is accepted and agreed to by ADS this 13 day of August, 2002.
Applied Digital Solutions, Inc.

By: /s/Jerome C. Artigliere
   ------------------------
Name: Jerome C. Artigliere
Title: Senior Vice President, Chief Operating Officer

-Original Message-----
From:     Bruce B Gordon [mailto:gordonbr@us.ibm.com]
Sent:     Tuesday, August 13, 2002 10:36 AM
To:       jartigliere@adsx.com
Cc:       Steven Flanagan; Samuel M Koda; jkkane@JonesDay.com;
tjordak@JonesDay.com; jjsalerno@JonesDay.com; gracesinn@JonesDay.com
Subject:  Waiver conditions



Jerry,

As we discussed earlier this morning, IBM Credit Corporation (ICC) is agreeable to waiving the existing defaults under your Term Loan & Revolving Credit Agreement and permitting you to retain $3,383.8K of the proceeds of the reformed C&H Pier note and the loan due from SysComm with ICC receiving $1,383.8K. In return we will expect another warrant for 2,894,714 Applied Digital Solution, Inc. (ADS) shares at $0.15/share and a new warrant for Verichip Corp. shares equal to 5% of the fully diluted shares of Verichip Corp. at $0.05/share both in the same form as the present ADS warrant. Given the vacations of Jim Salerno and Grace Sinn at Jones, Day and of Sam Koda from ICC, we will put this in formal, signed form next week.

                                   Regards,

                                   Bruce B. Gordon
                                   Program Manager, Special Handling
                                   IBM Credit Corporation
                                   North Castle Drive, Armonk NY 10504
                                   Mail Stop NC317, Office 3D-62C
                                   914-765-6232, T/L 251, fax 928-832-2018
                                   gordonbr@us.ibm.com
                                   Illegitimi non carborundum
                                   Carpe diem, Quam minimum credula postero.


                                    xxi